Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
CUSTODY AGREEMENT
THIS AMENDMENT effective as of November 21, 2024 (the “Effective Date”) to the
Custody Agreement dated as of August 10, 2023 (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Akre Funds and U.S. Bank N.A., a national banking association
(the "Custodian").
RECITALS
WHEREAS, the parties entered into the Agreement;
WHEREAS, the parties had previously entered into an Amended and Restated Custody
Agreement, dated May 15, 2013, as amended (the “AR Custody Agreement”);
WHEREAS, the parties desire to amend the Agreement to add an Exhibit for Akre
Capital Management, LLC and to add the following fund:
•Akre Focus ETF
WHEREAS, the parties desire to amend the Agreement to add the following fund and applicable fees from the AR Custody Agreement to the Exhibit for Akre Capital Management,
LLC:
•Akre Focus Fund
WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
1.As of the Effective Date, the attached Exhibit for Akre Capital Management, LLC is hereby added to the Agreement.
2.As of the Effective Date, Exhibit HH to the AR Custody Agreement is hereby superseded by the Exhibit for Akre Capital Management, LLC attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.
PROFESSIONALLY MANAGED U.S. BANK N.A.
PORTFOLIOS
By: /s/Elaine E. Richards____________By: /s/Greg Farley _______________
Name:  Elaine E. Richards___________Name: Greg Farley          __________
Title: Vice President and Secretary____  Title:Sr. Vice President____________
Date: December 16, 2024____________Date: December 16, 2024__________

Exhibit for Akre Capital Management, LLC
Professionally Management Portfolios Custody Agreement
Name of ETF (Fees Applicable to ETFs)
Akre Focus ETF
Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where Akre Capital
Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund2 Basis Points on Trust AUM2
$-                                                                            Balance      - bps
See Appendix C for Services and Associated Fees in addition to Base Fee
See Appendix D for Global Sub-Custodial Services & Safekeeping Services in addition to the Base Fee
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period.  Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period,
Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added.  In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
2 Subject to annual CPI increase:  All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
$-  – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$-  – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-
depository transaction
$-  – Option/SWAPS/future contract written, exercised or expired
$-  – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$-  – Physical security transaction
$-  – Check disbursement (waived if U.S. Bank is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing.
Sub Advised Funds - $- per custody account per year.
Class Action Services – $- filing fee per class action per account, plus -% of gross proceeds, up to a maximum per recovery not to exceed $-
$- – Segregated account per year
No charge for the initial conversion free receipt if fund is converting from another service provider.
$- per SMA converting into the fund
Overdrafts – charged to the account at prime interest rate plus -%, unless a line of credit is in place
Third Party lending - Additional fees will apply
1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades”.

APPENDIX D
Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard - basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at
Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	-
AUSTRALIA	AU	-
BELGIUM	BE	-
CANADA	CA	-
CHILE	CL	-
CZECH REPUBLIC	CZ	-
DENMARK	DK	-
FINLAND	FI	-
FRANCE	FR	-
GERMANY	DE	-
GREECE	GG	-
HOLLAND	NL	-
HONG KONG	HK	-
HUNGARY	HU	-
ISRAEL	IL	-
ITALY	IT	-
JAPAN	JP	-
LUXEMBOURG	LU	-
MEXICO	MX	-
NEWZEALAND	NZ	-
NORWAY	NO	-
PERU	PE	-
POLAND	PL	-
PORTUGAL	PT	-
ROMANIA	RO	-
RUSSIA	RU	-
SINGAPORE	SG	-
SLOVAK REPUBLIC	SK	-
SLOVENIA	SI	-
SPAIN	ES	-
SOUTH-AFRICA	ZA	-
SWEDEN	SE	-
SWITZERLAND	CH	-
THAILAND	TH	-
UNITED KINGDOM	GB	-

Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee, Waived
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $- per claim.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.
1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	-	$-	Hong Kong	-	$-	Poland	-	$-
Australia	-	$-	Hungary	-	$-	Portugal	-	$-
Austria	-	$-	Iceland	-	$-	Qatar	-	$-
Bahrain	-	$-	India	-	$-	Romania	-	$-
Bangladesh	-	$-	Indonesia	-	$-	Russia	-	$-
Belgium	-	$-	Ireland	-	$-	Saudi Arabia	-	$-
Bermuda	-	$-	Israel	-	$-	Serbia	-	$-
Botswana	-	$-	Italy	-	$-	Singapore	-	$-
Brazil	-	$-	Japan	-	$-	Slovakia	-	$-
Bulgaria	-	$-	Jordan	-	$-	Slovenia	-	$-
Canada	-	$-	Kenya	-	$-	South Africa	-	$-
Chile	-	$-	Kuwait	-	$-	South Korea	-	$-
China Connect	-	$-	Latvia	-	$-	Spain	-	$-
China (B Shares)	-	$-	Lithuania	-	$-	Sri Lanka	-	$-
Colombia	-	$-	Luxembourg	-	$-	Sweden	-	$-
Costa Rica	-	$-	Malaysia	-	$-	Switzerland	-	$-
Croatia	-	$-	Malta	-	$-	Taiwan	-	$-
Cyprus	-	$-	Mauritius	-	$-	Tanzania	-	$-
Czech Republic	-	$-	Mexico	-	$-	Thailand	-	$-
Denmark	-	$-	Morocco	-	$-	Tunisia	-	$-
Egypt	-	$-	Namibia	-	$-	Turkey	-	$-
Estonia	-	$-	Netherlands	-	$-	UAE	-	$-
Euroclear (Eurobonds)	-	$-	New Zealand	-	$-	Uganda	-	$-
Euroclear (Non- Eurobonds)	-	$-	Nigeria	-	$-	Ukraine	-	$-
Finland	-	$-	Norway	-	$-	United Kingdom	-	$-
France	-	$-	Oman	-	$-	Uruguay	-	$-
Germany	-	$-	Pakistan	-	$-	Vietnam	-	$-
Ghana	-	$-	Panama	-	$-	West African Economic Monetary Union (WAEMU)*	-	$-
Greece	-	$-	Peru	-	$-	Zambia	-	$-
			Philippines	-	$-	Zimbabwe	-	$-
*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network.

Exhibit for Akre Capital Management, LLC
Professionally Management Portfolios Custody Agreement
Name of Fund (Fees Applicable to Mutual Funds)
Akre Focus Fund
Custody Services Fee Schedule
Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio*:
- basis points
Minimum annual fee per fund – $-
Plus portfolio transaction fees
Portfolio Transaction Fees
$-  – Book entry DTC transaction, Federal Reserve transaction, principal paydown
$-  – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-
depository transaction
$-  – Option/SWAPS/future contract written, exercised or expired
$-  – Mutual fund trade, Margin Variation Wire and outbound Fed wire
$- – Physical security transaction
$-  – Check disbursement (waived if U.S. Bancorp is Administrator)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.
Additional Services
Additional fees apply for global servicing.
Sub Advised Funds - $- per custody account per year
Class Action Services –$- filing fee per class action per account, plus -% of gross proceeds, up to a maximum per recovery not to exceed $-..
$- – Segregated account per year.
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus -% unless a line of credit is in place.
Third Party lending - Additional fees will apply.
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Additional Global Sub-Custodial Services Annual Fee Schedule
Safekeeping and transaction fees are assessed on security and currency transactions.

Global Custody Base Fee
Base Fee, Waived.
Global Custody Transaction Fees
A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Custody Tax Reclamation Services:
May be subject to additional charges depending upon the service level agreed.  Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $- per claim.
Miscellaneous Expenses
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, central securities depository fees, securities market regulator fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.
Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.

Non Eurobonds rate sheet – below rate is applied on ISINs held at Euroclear plus (in addition to standard 1 basis point charge.) Non Eurobond rate is calculated on any ISIN code listed below held at Euroclear at month end.

Market	Non Eurobond ISIN code	Non Eurobond Rate ISINs held at EOC*
ARGENTINA	AR	-
AUSTRALIA	AU	-
BELGIUM	BE	-
CANADA	CA	-
CHILE	CL	-
CZECH REPUBLIC	CZ	-
DENMARK	DK	-
FINLAND	FI	-
FRANCE	FR	-
GERMANY	DE	-
GREECE	GG	-
HOLLAND	NL	-
HONG KONG	HK	-
HUNGARY	HU	-
ISRAEL	IL	-
ITALY	IT	-
JAPAN	JP	-
LUXEMBOURG	LU	-
MEXICO	MX	-
NEWZEALAND	NZ	-
NORWAY	NO	-
PERU	PE	-
POLAND	PL	-
PORTUGAL	PT	-
ROMANIA	RO	-
RUSSIA	RU	-
SINGAPORE	SG	-
SLOVAK REPUBLIC	SK	-
SLOVENIA	SI	-
SPAIN	ES	-
SOUTH-AFRICA	ZA	-
SWEDEN	SE	-
SWITZERLAND	CH	-
THAILAND	TH	-
UNITED KINGDOM	GB	-
UNITED STATES	US	-

Adviser’s signature below is solely in acknowledgment of the above fee schedules and
Exhibit for Akre Capital Management, LLC.
Akre Capital Management, LLC
By: /s/John Neff________________
Name:  John Neff________________
Title: CEO and CIO______________
Date: December 12, 2024__________